Exhibit 99.1

Cantaloupe, Inc. Reports Record Quarterly Revenue for Second Quarter 2022

Third Consecutive Quarter of Record Transaction Fees Revenue

Reaffirms Fiscal Year 2022 Outlook

MALVERN, Pa. -- February 3, 2022 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a leading company in digital payments and software services, that provides end-to-end technology solutions for the unattended retail market, today reported results for the fiscal year 2022 second quarter ended December 31, 2021.

“We reported record revenues, growing 33% year over year, driven by a 24% increase in subscription and transaction fees and a 95% increase in equipment revenue over the prior year second quarter,” said Sean Feeney, chief executive officer, Cantaloupe, Inc. "We believe Cantaloupe will continue to benefit from strong industry tailwinds, such as the digitization and innovation of payments and the sustained adoption and growth of unattended retail. We will further lean into these trends by continuing to make investments in new products and services to drive additional value for our customers.”

Second Quarter Financial Highlights:

•Total Dollar Volumes of Transactions in the second quarter were $555.3 million, an increase of 31% year-over-year
•Revenue in the second quarter was $51.1 million, an increase of 33% year over year
◦Subscription and transaction fees of $41.2 million, an increase of 24% year-over-year
◦Equipment sales of $9.9 million, an increase of 95% year over year
•Gross margin of 31% compared with 32% in the prior year period
◦Subscription and transaction fees margins totaled 39% versus 38% in the prior year quarter
◦Equipment sales margins of (3)% compared to (6)% in the prior year quarter
•Operating loss of $0.3 million for the quarter ended December 31, 2021, compared to operating loss of $2.6 million in the prior year period
•U.S. GAAP Net loss applicable to common shares of $0.5 million, or a loss of $0.01 per share compared to net loss applicable to common shares of $2.9 million, or a loss of $0.04 per share, in the prior year period
•Adjusted EBITDA1 of $2.4 million compared to $1.0 million in the prior year period
•Active Customers totaled 21,315 at the end of the second quarter of 2022 compared to 18,304 at the end of the second quarter of 2021, an increase of 16%
•Active Devices totaled 1.12 million at the end of the second quarter of 2022 compared to 1.08 million at the end of the second quarter of 2021, an increase of approximately 4%

Second Quarter Business Highlights:

•Shipped over 14,000 ePort Engage devices during the quarter. ePort Engage series is the Company’s next generation of digital touchscreen devices for the market which provides retailers the ability to captivate consumers in new ways and enables truly frictionless purchasing.
•Announced a partnership with HIVERY, a data-science company that specializes in Artificial Intelligence ("AI") technology to streamline category management for retailers in the consumer packaged goods
1 Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net loss to Adjusted EBITDA.

industry. The partnership will provide the Company's Seed customers an enhanced merchandising technology leveraging AI and Machine Learning to improve vending machine performance.
•Appointed Jeff Dumbrell as Chief Revenue Officer. Dumbrell has over 20 years of experience building and scaling high-performing payments and technology organizations globally.
•Continued promotional upgrade program for 2G and 3G devices to 4G LTE.

Subsequent Events:

•Wayne Jackson has decided to retire from Cantaloupe and Scott Stewart, the Company’s Chief Accounting Officer, has been promoted to Chief Financial Officer, effective February 4, 2022.
•Ravi Venkatesan, the Company’s Chief Technology Officer, has been promoted to Chief Operating Officer, effective February 4, 2022.
•Ian Harris has been appointed to the Board of Directors, replacing Doug Braunstein, effective February 2, 2022. Ian is a Senior Analyst at Hudson Executive Capital.

Doug Bergeron, Chairman of Cantaloupe, Inc said, “I want to thank my partner, Doug Braunstein, for his many great contributions to this Company and Board since Hudson Executive Capital made its initial investment approximately three years ago. The successful transformation of the business over that time period leaves us more enthusiastic than ever about the Company’s prospects. I am also excited to welcome my colleague from Hudson, Ian Harris, to the board as Cantaloupe pursues exciting growth opportunities ahead, driven by international expansion and innovative new product lines.”

Fiscal Year 2022 Outlook:

For full fiscal year 2022, the Company remains confident in its previously issued guidance, and continues to expect the following:

a.Revenue to be between $200 million and $210 million, representing a 20% to 26% increase year over year
b.U.S. GAAP Net loss applicable to common shares to be between $(7) million and $(5) million
c.Adjusted EBITDA1 to be between $8.5 million and $10.5 million, a 12% to 38% increase year over year

Webcast and Conference Call:

Cantaloupe will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial + 1 (866) 393-1608, approximately 10 minutes prior to the call. International callers should dial +1 (224) 357-2194. Please reference conference ID # 7870019.

A live webcast of the conference call will be available at: https://cantaloupeinc.gcs-web.com/events-and-presentation. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on February 3, 2022, until 7:30 p.m. Eastern Time on February 6, 2022 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 7870019.

An archived replay of the conference call will also be available in the investor relations section of the Company's website.

About Cantaloupe, Inc.

Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:

This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below.

We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP Net loss before (i) interest income, (ii) interest expense on debt and reserves, (iii) income tax expense, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations.

See reconciliation below for a description of itemized EBITDA adjustments.

Forward-looking Statements:

All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; the ability of Cantaloupe to execute on mergers, acquisitions and/or strategic alliances, including the timing and closing of acquisitions and our ability to integrate and operate such acquisitions consistent with our forecasts; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2021 and Quarterly Report on Form 10-Q for the period ended September 30, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

-F--CTLP

Media and Investor Relations Contacts for Cantaloupe, Inc:
Sarah Toomey
RH Strategic Communications
stoomey@rhstrategic.com

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Cantaloupe, Inc.
Consolidated Balance Sheets

($ in thousands, except share data)	December 31, 2021 (Unaudited)	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$76,309	$88,136
Accounts receivable, net	24,990	27,470
Finance receivables, net	8,247	7,967
Inventory, net	11,752	5,292
Prepaid expenses and other current assets	2,171	2,414
Total current assets	123,469	131,279

Non-current assets:
Finance receivables due after one year, net	10,906	11,632
Property and equipment, net	8,897	5,570
Operating lease assets	2,949	3,049
Intangibles, net	19,606	19,992
Goodwill	66,656	63,945
Other assets	2,609	2,205
Total non-current assets	111,623	106,393

Total assets	$235,092	$237,672

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$31,323	$36,775
Accrued expenses	28,721	26,460
Current obligations under long-term debt	848	675
Deferred revenue	1,745	1,763
Total current liabilities	62,637	65,673

Long-term liabilities:
Deferred income taxes	190	179
Long-term debt, less current portion	13,124	13,644
Operating lease liabilities, non-current	3,154	3,645
Total long-term liabilities	16,468	17,468

Total liabilities	79,105	83,141
Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $21,781 and $21,447 at December 31, 2021 and June 30, 2021, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 70,987,498 and 71,258,047 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	465,990	462,775
Accumulated deficit	(313,141)	(311,382)
Total shareholders’ equity	152,849	151,393
Total liabilities, convertible preferred stock and shareholders’ equity	$235,092	$237,672

Cantaloupe, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
($ in thousands, except per share data)	2021	2020	2021	2020
Revenues:
Subscription and transaction fees	$41,188	$33,214	$81,812	$66,322
Equipment sales	9,903	5,071	15,059	8,840
Total revenues	51,091	38,285	96,871	75,162

Costs of sales:
Cost of subscription and transaction fees	24,919	20,617	50,944	39,953
Cost of equipment sales	10,182	5,367	15,062	8,668
Total costs of sales	35,101	25,984	66,006	48,621

Gross profit	15,990	12,301	30,865	26,541

Operating expenses:
Sales and marketing	1,745	1,520	4,084	3,119
Technology and product development	5,780	3,783	11,169	6,997
General and administrative	7,672	8,528	14,936	20,525
Depreciation and amortization	1,113	1,052	2,135	2,120
Total operating expenses	16,310	14,883	32,324	32,761

Operating loss	(320)	(2,582)	(1,459)	(6,220)

Other income (expense):
Interest income	445	325	918	675
Interest expense	(475)	(596)	(953)	(3,881)
Other income (expense)	(16)	—	(75)	—
Total other income (expense), net	(46)	(271)	(110)	(3,206)

Loss before income taxes	(366)	(2,853)	(1,569)	(9,426)
Provision for income taxes	(102)	(49)	(191)	(89)

Net loss	(468)	(2,902)	(1,760)	(9,515)
Preferred dividends	—	—	(334)	(334)
Net loss applicable to common shares	$(468)	$(2,902)	$(2,094)	$(9,849)

Net loss per common share
Basic and diluted	$(0.01)	$(0.04)	$(0.03)	$(0.15)

Weighted average number of common shares outstanding used to compute net loss per share applicable to common shares
Basic and diluted	70,969,246	64,913,364	71,072,587	64,886,183

Cantaloupe, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
	December 31,
($ in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(1,760)	$(9,515)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	3,129	3,149
Amortization of debt issuance costs and discounts	68	2,657
Provision for expected losses	1,313	1,286
Provision for inventory reserve	342	768
Depreciation and amortization included in operating expenses	2,135	2,120
Depreciation included in costs of sales for rental equipment	518	1,054
Other	112	957
Changes in operating assets and liabilities:
Accounts receivable	1,378	(2,987)
Finance receivables	245	429
Inventory	(6,802)	(434)
Prepaid expenses and other assets	(160)	243
Accounts payable and accrued expenses	(4,555)	195
Operating lease liabilities	(192)	(526)
Deferred revenue	(18)	(50)
Net cash (used in) provided by operating activities	(4,247)	(654)

Cash flows from investing activities:
Cash paid for acquisition	(2,900)	—
Purchase of property and equipment	(4,359)	(970)
Proceeds from sale of property and equipment	—	11
Net cash used in investing activities	(7,259)	(959)

Cash flows from financing activities:
Proceeds from debt facilities, net of issuance costs	—	14,550
Repayment of debt facilities	(407)	(15,364)
Proceeds from exercise of common stock options	86	76
Payment of Antara prepayment penalty and commitment termination fee	—	(1,200)
Net cash used in financing activities	(321)	(1,938)

Net (decrease) increase in cash and cash equivalents	(11,827)	(3,551)
Cash and cash equivalents at beginning of year	88,136	31,713
Cash and cash equivalents at end of period	$76,309	$28,162

Supplemental disclosures of cash flow information:
Interest paid in cash	$376	$615

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
($ in thousands)	2021	2020
U.S. GAAP net loss	$(468)	$(2,902)
Less: interest income	(445)	(325)
Plus: interest expense	475	596
Plus: income tax provision	102	49
Plus: depreciation expense included in costs of sales for rentals	254	515
Plus: depreciation and amortization expense in operating expenses	1,113	1,052
EBITDA	1,031	(1,015)
Plus: stock-based compensation (a)	1,368	1,640
Plus: asset impairment charge (b)	—	333
Adjustments to EBITDA	1,368	1,973
Adjusted EBITDA	$2,399	$958

	Six months ended December 31,
($ in thousands)	2021	2020
U.S. GAAP net loss	$(1,760)	$(9,515)
Less: interest income	(918)	(675)
Plus: interest expense	953	3,881
Plus: income tax provision	191	89
Plus: depreciation expense included in costs of sales for rentals	518	1,054
Plus: depreciation and amortization expense in operating expenses	2,135	2,120
EBITDA	1,119	(3,046)
Plus: stock-based compensation (a)	3,129	3,149
Plus: asset impairment charge (b)	—	333
Adjustments to EBITDA	3,129	3,482
Adjusted EBITDA	$4,248	$436

a.As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
b.As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease assets because we believe that these do not represent charges that are related to our core operations.